SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-DELCHAMPS INC

          GABELLI INTERNATIONAL LTD
                                 9/15/97           17,000-           30.0000
          GABELLI FUNDS, INC.
               GABELLI FUNDS INC.-PRINCIPAL A/C
                                 9/15/97            1,000-           30.0000
               THE GABELLI VALUE FUND,INC.
                                 9/15/97            9,000-           30.0000
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/15/97           40,000-           30.0000
               THE GABELLI ASSET FUND
                                 9/15/97           50,000-           30.0000
               THE GABELLI CAPITAL ASSET FUND
                                 9/15/97           10,000-           30.0000
               THE GABELLI ABC FUND
                                 9/15/97            5,000-           30.0000
          GAMCO INVESTORS, INC.
                                 9/15/97           13,500-           30.0000
                                 9/05/97            1,900            29.6250
                                 9/03/97              100            29.6250
          GAMCO INVESTORS, INC.
                                 9/15/97            1,500            30.0000
                                 9/15/97          892,600-           30.0000
                                 9/09/97            6,600-           29.7500
                                 9/08/97            2,000-           29.6875
                                 9/04/97            1,000-           29.6875
                                 8/21/97            1,500-             *DO
          GABELLI ASSOCIATES LTD
                                 9/15/97           10,000-           30.0000
          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                 9/05/97            1,300-           29.5000
                                 9/03/97            1,000-           29.6250
                                 9/02/97            2,000            29.6250
                                 8/26/97              300            29.3750


        (1) THE TRANSACTIONS OCCURRING ON SEPTEMBER 15, 1997 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5 (E) OF THIS AMENDMENT
            TO SCHEDULE 13D.  ALL OTHER TRANSACTIONS WERE EFFECTED
            ON THE NASDAQ NATIONAL MARKET.

        (2) PRICE EXCLUDES COMMISSION.

        (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.
                                       30